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                                                                    EXHIBIT 10.8

                                  AMENDMENT TO
                              CONTINUITY AGREEMENT

      THIS FIRST AMENDMENT TO CONTINUITY AGREEMENT (this "Amendment"), is made as of March 14, 2005, by and between HUBBELL INCORPORATED, a Connecticut corporation (the "Company"), and Gary N. Amato ("Executive"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, as of December 27, 1999, the Company entered into the Continuity Agreement with Executive (the "Agreement"); and

WHEREAS, pursuant to Section 13 of the Agreement, the Agreement may be amended by a writing signed by Executive and an officer of the Company specifically designated by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein, to clarify such intent.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

      1. Section 3(e)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

            "(iv) any relocation of the Executive's primary workplace to a location that is more than 35 miles from the Executive's primary workplace as of the date immediately prior to the Change in Control Transaction; or".

      2. Section 4(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

            "(ii) an annual benefit under the Company's Amended and Restated Supplemental Executive Retirement Plan (the `SERP'), calculated based on 8 1/3 years of service and unreduced for early retirement thereunder; provided, however, that this provision does not entitle the Executive, if he did not previously participate in the SERP, to participate in the SERP absent the occurrence of the contemplated Change in Control; and provided, further, that the Executive's benefit pursuant to this Section 4(b)(ii), if payable, shall be in lieu of any amount payable to him pursuant to the Company's Top Hat Restoration Plan; and".

      3. Section 4(b)(iv) of the Agreement is hereby deleted in its entirety:

      4. Section 4(b)(v) of the Agreement is hereby renumbered Section 4(b)(iv).

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      5. Section 6(c) of the Agreement is hereby amended and restated in its entirety as follows:

            "(c) The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim; provided, however, that if the Executive is required to extend the statute of limitations to enable the Company to contest such claim, the Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Section 280G of the Code and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without the Executive's consent if such position or resolution could reasonably be expected to adversely affect the Executive (including any other tax position of the Executive unrelated to matters covered hereby)."

      6. This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

      7. This Amendment shall be effective as of the date first written above.

      8. Except as set forth herein, the Agreement shall remain in full force and effect.


                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the Company and Executive have executed this
Amendment, to be effective as of the day and year first written above.

EXECUTIVE                                    Hubbell Incorporated


/s/ Gary N. Amato                            By: /s/ Richard W. Davies
--------------------------                      ----------------------
      Gary N. Amato                          Name:  Richard W. Davies
                                             Title: Vice President, General
                                                    Counsel and Secretary


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